Exhibit 99.1

    NetScout Systems Reports Second Quarter Fiscal 2004 Financial Results



    WESTFORD, Mass., Oct. 14 /PRNewswire-FirstCall/-- NetScout Systems, Inc.

(Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its second quarter of fiscal year 2004.

    Revenue for the second quarter of fiscal year 2004 ended September 30th was $17.5 million, compared to revenue of $15.6 million in the previous quarter and revenue of $17.9 million in the second quarter of fiscal year

2003.   Results for the quarter were breakeven, or $0.00 per diluted share,

compared to a net loss of ($552,000), or ($0.02) per basic and diluted share,

for the previous quarter and compared to a net loss of ($710,000), or ($0.02)

per basic and diluted share, in the second quarter of fiscal year 2003.

    "Our results this quarter were in-line with our expectations," said Anil

Singhal, President and CEO of NetScout Systems.  "More importantly, our customers and prospects are beginning to show strong interest in our recently released products that deliver unified performance management through our market-leading CDM(TM) technology.  They are understanding the value of a single management solution that provides a cost-effective and uncluttered environment while ensuring the delivery of business services across their networks."



    Financial Highlights:

    -- Total revenue increased 12% sequentially and decreased 2% from the second quarter of fiscal year 2003.  Product revenue increased 14%

       sequentially and was down 6% from the second quarter of fiscal year

       2003.  Service revenue increased 10% sequentially and increased 21%

       from the second quarter of fiscal year 2003.  Royalty revenue increased

       6% sequentially and was down 70% from the second quarter of fiscal year

       2003.

    -- Gross margin was 75% of total revenue, flat sequentially and up 1 point compared to the second quarter of fiscal year 2003.

    -- Cash flow used in operations was $352,000.

    -- Cash and short and long-term marketable securities decreased by

       $969,000 in the second quarter to $72.2 million.

    -- 21 new customers were added worldwide in the second quarter.

    -- 256 customers made repeat purchases.

    -- 34 orders over $100,000 were received.

    -- Direct sales represented 54% of total revenue; reseller revenue represented 46% of total revenue.

    -- International business comprised approximately 14% of total revenue in the second quarter.



    Product and Company Highlights:

    -- During the quarter NetScout began shipments of the major product releases announced in July. The nGenius(R) Performance Manager 2.0 and

       related nGenius Probe firmware 6.0 products represent the first solution in the market to unify the information, features and functions of multiple performance management disciplines within a single product while also leveraging and integrating a vast array of network and application performance management data sources.

    -- NetScout released the nGenius(R) Two Port T3/E3 ATM Probe that addresses a widespread need among enterprises for cost-effective monitoring and management of ATM environments.  The probe delivers several market firsts for NetScout:

          * Simultaneous monitoring of two separate or two redundant wide area

            T3/E3 ATM circuits.

          * Simultaneous monitoring of Fast Ethernet LAN and ATM WAN traffic.

          * Extending security visibility into the WAN by allowing a Network

            Intrusion Detection System (NIDS) to access WAN traffic using the

            nGenius Flow Director probe option.

    -- NetScout hosted its second annual User Forum conference in early

       October.  The three-day conference, titled "Partners in Performance --

       Putting CDM to Work," provided a forum for NetScout customers to exchange views about current and future product capabilities and about the value that CDM brings to their businesses.  Customers participated worldwide from financial services, telecommunications, pharmaceutical,

       healthcare, retail, government and other sectors.



    Guidance:

    For the third quarter of fiscal 2004, the Company expects revenue to be in the range of $17.5 million to $18.5 million and loss per share to be in the

range of ($0.02) to $0.00.   The Company expects to be cash neutral in the

quarter.



    Conference Call Instructions:

    The Company invites shareholders to listen to its conference call today at

4:15 p.m. ET, which will be webcast live through the Company's website at

http://www.netscout.com.  Alternatively, people can listen to the call by dialing 800-450-0788 for U.S./Canada and 612-332-0819 for international callers.  A replay of the call will be available after 7:30 p.m. ET on October

14 for approximately two weeks.  The number for the replay is 800-475-6701 for

U.S./Canada and 320-365-3844 for international callers.  The access code is

701259.



    About NetScout Systems, Inc.

    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is

helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities.  NetScout is headquartered in

Westford, Massachusetts and has offices worldwide.  Further information is available at http://www.netscout.com.



    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties.  Actual results could differ materially from the forward-looking statements.  Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's network performance management solutions, the company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the company's

CDM(TM) Technology strategy, the ability of the company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically.  For a more detailed description of the risk factors associated with the company,

please refer to the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2003 on file with the Securities and Exchange Commission.

NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.



    NetScout and the NetScout logo and nGenius are registered trademarks of

NetScout Systems, Inc.  CDM and the CDM logo, Universal Response Time, Power

Alarms, Workspaces and MasterCare and the MasterCare logo are trademarks of

NetScout Systems, Inc.  NetScout reserves the right, at its sole discretion,

to make changes at any time in its technical information and specifications and service and support programs.



    The Company's condensed consolidated statements of operations and balance sheets are attached.



    Contact:

     Catherine Taylor

     Director of Investor Relations

     NetScout Systems, Inc.

     978-614-4286

     IR@netscout.com







                            NetScout Systems, Inc.

                    Condensed Consolidated  Balance Sheets

                                (In thousands)

                                 (Unaudited)



                                                  Sept. 30,         March 31,

                                                    2003              2003



    Assets

    Current assets:

       Cash and cash equivalents                   $30,723           $43,823

       Marketable securities                        34,986            27,442

       Accounts receivable, net                     10,758            11,906

       Inventories                                   2,231             2,982

       Refundable income taxes                       1,567             1,226

       Deferred income taxes                         1,792             1,782

       Prepaids and other current assets             1,064             2,088



          Total current assets                      83,121            91,249



    Fixed assets, net                                6,247             6,912

    Capitalized software development

     costs                                           1,215               -

    Goodwill, net                                   28,839            28,839

    Other intangible assets, net                       -                 272

    Deferred income taxes                            7,773             7,651

    Long-term marketable securities                  6,503               -

            Total assets                          $133,698          $134,923





    Liabilities and Stockholders' Equity

    Current liabilities:

       Accounts payable                             $2,392            $1,403

       Accrued compensation                          3,703             3,658

       Accrued other                                 1,880             1,819

       Deferred revenue                             14,260            16,242



          Total current liabilities                 22,235            23,122



    Stockholders' equity:

       Common stock                                     34                34

       Additional paid-in capital                  109,108           108,835

       Accumulated other comprehensive

        income                                          (7)                7

       Deferred compensation                           (53)             (132)

       Treasury stock                              (26,490)          (26,366)

       Retained earnings                            28,871            29,423



          Total stockholders' equity               111,463           111,801



            Total liabilities and

             stockholders' equity                 $133,698          $134,923











                            NetScout Systems, Inc.

               Condensed Consolidated Statements of Operations

                                (In thousands)

                                 (Unaudited)



                                         Three Months Ended  Six Months Ended

                                             September 30,     September 30,

                                             2003     2002     2003     2002

    Revenue:

       Product                              $9,878  $10,511  $18,506  $20,832

       Service                               7,192    5,946   13,749   11,685

       License and royalty                     445    1,480      863    3,269

          Total revenue                     17,515   17,937   33,118   35,786



    Cost of revenue:

         Product(1)                          3,358    3,475    6,139    6,849

         Service (including stock-based

          compensation of $1, $1, $2 and

          $3,

         respectively)                       1,022    1,160    2,066    2,134

           Total cost of revenue             4,380    4,635    8,205    8,983



    Gross margin                            13,135   13,302   24,913   26,803



    Operating expenses:

       Research and development (including

        stock-based compensation of

       $32, $46, $71 and $733,

        respectively)(2)                     3,670    3,982    6,679    8,784

       Sales and marketing (including

        stock-based compensation of

       $3, $16, $10 and $37, respectively)   8,038    8,316   15,982   16,787

       General and administrative

        (including stock-based compensation

       of $-, $2, $- and $4, respectively)   1,550    2,138    3,199    4,245

       Amortization of other intangible

        assets                                 -        272      272      544

           Total operating expenses         13,258   14,708   26,132   30,360



    Loss from operations                      (123)  (1,406)  (1,219)  (3,557)

    Interest income and other expenses, net    160      326      357      639

    Income (loss) before income tax expense

     (benefit)                                  37   (1,080)    (862)  (2,918)

    Income tax expense (benefit)                37     (370)    (310)  (1,061)

    Net income (loss)                         $-      $(710)   $(552) $(1,857)



    Basic net income (loss) per share         $-     $(0.02)  $(0.02)  $(0.06)

    Diluted net income (loss) per share       $-     $(0.02)  $(0.02)  $(0.06)

    Shares used in computing:

         Basic net income (loss) per share  30,058   29,865   30,046   29,834

         Diluted net income (loss) per

          share                             30,585   29,865   30,046   29,834





    (1) Cost of product revenue includes amortization of capitalized software of $110 for the three and six months ended September 30, 2003.

    (2) Research and development costs are net of capitalized software development costs of $257 for the three months

        ended September 30, 2003 and $1,325 for the six months ended September

        30, 2003.





SOURCE  NetScout Systems, Inc.

    -0-                             10/14/2003

    /CONTACT:  Catherine Taylor, Director of Investor Relations of NetScout

Systems, Inc., +1-978-614-4286, IR@netscout.com /

    /Web site:  http://www.netscout.com/

    (NTCT)



CO:  NetScout Systems, Inc.

ST:  Massachusetts

IN:  CPR

SU:  ERN CCA